UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2016

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01                                           Entry into a Material Definitive Agreement.

Credit Facility Amendment.  On February 4, 2016, Cabot Oil & Gas Corporation (the “Company”) entered into the Fourth Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”), which amended that certain Amended and Restated Credit Agreement, dated as of September 22, 2010, among the Company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, as previously amended (the “Credit Agreement”).  The Credit Agreement Amendment is effective as of December 31, 2015.

The Credit Agreement Amendment, among other things, amended the Credit Agreement to:

•                  calculate the present value of proved reserves, as used to determine the Asset Coverage Ratio (defined below), on a “before tax” basis;

•                  reduce the minimum ratio of the present value of proved reserves to debt (the “Asset Coverage Ratio”) for two years;

•                  increase the interest rate and commitment fees under the Credit Agreement under certain circumstances during such period; and

•                  impose a maximum ratio of debt and other obligations to earnings before interest, taxes, depreciation, depletion, exploration and certain other expenses (the “Leverage Ratio”).

Senior Notes Amendment.  Also on February 4, 2016, the Company entered into amendments to each of the Note Purchase Agreements (collectively and as each may have been previously amended, the “Senior Note Agreement”) for each series of its issued and outstanding senior notes (the “Senior Notes”), effective December 31, 2015 (collectively, the “Senior Note Amendments”), amending the respective Agreements to, among other things:

•                  calculate the present value of proved reserves, as used to determine the Asset Coverage Ratio, on a “before tax” basis;

•                  reduce the minimum Asset Coverage Ratio for two years;

•                  impose a maximum Leverage Ratio;  and

•                  provide for potential increases from time to time in the interest rate applicable to the Senior Notes ranging from 0 to 125 basis points, based upon the Asset Coverage Ratio and the Leverage Ratio in effect from time to time.

As of December 31, 2015, the Company was in compliance with all covenants under the Credit Agreement and the Senior Note Agreements.  The Company does not anticipate that there will be an increase in the interest rates applicable to its borrowings under the Credit Agreement or the Senior Notes as a result of the Company’s Asset Coverage and Leverage Ratios as of December 31, 2015.

The foregoing descriptions of the Credit Agreement Amendment and the Senior Note Amendments are summaries and are qualified in their entirety by reference to the Credit Agreement Amendment and the Senior Notes Amendments, including the revised form of the Notes of each series, which are filed as Exhibits 10.1 and 4.1 through 4.5 to this report and are incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

4.1                               Amendment No. 3 to Note Purchase Agreement, dated as of December 31, 2015, by and among the Company and the holders of notes named on the signature pages thereto (further amending Note Purchase Agreement dated as of July 26, 2001 among Cabot Oil & Gas Corporation and the Purchasers listed therein, as amended).

4.2                               Amendment No. 2 to Note Purchase Agreement, dated as of December 31, 2015, by and among the Company and the holders of notes named on the signature pages thereto (further amending Note Purchase Agreement dated as of July 16, 2008 among Cabot Oil & Gas Corporation and the Purchasers named therein, as amended).

4.3                               Amendment No. 2 to Note Purchase Agreement, dated as of December 31, 2015, by and among the Company and the holders of notes named on the signature pages thereto (further amending Note Purchase Agreement dated as of December 1, 2008 among Cabot Oil & Gas Corporation and the Purchasers named therein, as amended).

4.4                               Amendment No. 1 to Note Purchase Agreement, dated as of December 31, 2015, by and among the Company and the holders of notes named on the signature pages thereto (amending Note Purchase Agreement dated as of December 30, 2010 among Cabot Oil & Gas Corporation and the Purchasers named therein).

4.5                               Amendment No. 1 to Note Purchase Agreement, dated as of December 31, 2015, by and among the Company and the holders of notes named on the signature pages thereto (amending Note Purchase Agreement dated as of September 18, 2014 among Cabot Oil & Gas Corporation and the Purchasers named therein).

10.1                        Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 31, 2015, by and among the Company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

	By:	/s/ Deidre L. Shearer
Deidre L. Shearer
Corporate Secretary and Managing Counsel

Date: February 9, 2016